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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 33-48706 and 333-31717 pertaining to the CytRx Corporation 401(k) Profit-Sharing Plan of our report dated June 23, 1998, with respect to the financial statements and supplemental schedules of the CytRx Corporation 401(k) Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.




Atlanta, Georgia                                              ERNST & YOUNG LLP
June 24, 1998


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